EX-10.2

                  UNWIND CONFIRMATION FOR RATE SWAP TRANSACTION
January 22, 1996

To:    Promus Hotels, Inc.
Attn:  Carol G. Champion
Fax:   901-680-7220

RE: Unwind of Rate Swap Transaction between NationsBank, N.A.("NationsBank") formerly known as NationsBank of North Carolina, N.A. and Promus Hotels, Inc. ("Promus") formerly known as Embassy Suites Inc. Our Ref. #CX291790

Ladies and Gentlemen:

     This is to confirm our agreement that we are terminating the referenced Rate Swap Transaction. This Rate Swap Transaction had an Amended Notional Amount of USD 25,000,000.00, a Fixed Rate 7.8625% with an Amended Effective Date of December 15, 1995 and an original Termination Date of July 28, 1997. In consideration of the early termination of this Transaction (i) USD 54,097.22 will be paid by Promus to NationsBank on January 22, 1996, (ii) Promus and NationsBank shall enter into a new Swap Transaction with an effective date of January 22, 1996 and a termination date of January 22, 1999 (our Ref No. 448770) and (iii) Promus and NationsBank shall enter into a new Swap Transaction with an effective date of January 22, 1996 and a termination date of January 22, 2000 (our Ref. No. 448760).

     Upon our receipt of USD 54,097.22 in immediately available funds on January 22, 1996, all future payment obligations of NationsBank and Promus under this Swap Transaction will be terminated. Payments to NationsBank as follows:

                    NationsBank, N.A., Charlotte
                    ABA 053000196
                    GL# 10852016511
                    ATTN:  Derivative Operations

     Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by responding immediately by either (i) returning via telecopier an executed copy of this letter to the attention of Marge Szymczak, Fax No. 312-234-3160; Telephone No. 312-234-2924, or (ii) sending a telex to Marge Szymczak (Telex No. 4330469, answerback; CRT CGO) substantially to the following effect: "We acknowledge receipt of your fax dated January 22, 1996, and confirm that such fax correctly sets forth the terms of our agreement relating to the Swap Transaction described therein. Very Truly yours,
           , by (specify name and title of authorized officer)."

NATIONSBANK, N.A.

By:
     -------------------------------------------
     Authorized Signatory

Accepted and confirmed as of the date first written:

PROMUS HOTELS, INC.

By:
     -------------------------------------------
     Authorized Signatory

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